LEASE AGREEMENT


     THIS LEASE is made as of the 2nd day of January, 1998, between BC & HC Properties, LLC having an address at 3832 Falls Road, Baltimore, Maryland 21211 ("Landlord"), and Coastal Office Products, Inc. ("Tenant").

                                    ARTICLE 1
                               DEMISE OF PREMISES

Section 1.01. Demise of Premises.

     Landlord, for and in consideration of the payment of the rent and performance of the covenants and agreements hereinafter mentioned, hereby leases to Tenant and Tenant hereby leases from Landlord the premises consisting of (i) the parcels of land known as 3830, 3832, 3834 and 3838 Falls Road, Baltimore, Maryland 21211, which are more particularly described in attached Schedule "A";
(ii) all improvements constructed upon such parcels; and (iii) all easements, rights, and appurtenances relating to such parcels (hereinafter collectively called the "Premises"), for the term of five (5) years beginning on the 1st day of January, 1998 (the "Commencement Date"), and ending on the 31st day of December, 2002 (hereinafter called the "Original Term"). Section 1.02. Extension Term. Provided that there has not been an event of and provided that Tenant gives written notice exercising the option within one hundred and eighty (180) days before the then current term expires, Tenant shall have the option to extend this Lease for a period of two (2) years (the period of extension is hereinafter called an "Extension Term" and the Original Term together with any Extension Term(s) is hereinafter called the "Term").


                                      RENT
         Section 2.01.  Annual Rent.

     (a) The Annual Rent for the Original Term shall be ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000.00), payable in equal monthly installments, of TEN THOUSAND EIGHT HUNDRED AND THIRTY-THREE DOLLARS and THIRTY-THREE CENTS ($10,833.33). The rent payable under the provisions of this Article 2.01 is hereinafter called "Annual Rent."

     (b) The Annual Rent for the Extension Term shall continue to be ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000.00), payable in equal monthly installments, of TEN THOUSAND EIGHT HUNDRED AND THIRTY-THREE DOLLARS and THIRTY-THREE CENTS ($10,833.33). Section 2.02. No Set-Off. Subject only to that certain "Indemnity Agreement" in favor of Manchester and Coastal executed contemporaneously herewith, Tenant covenants, without any previous demand therefor and without deduction, set-off, recoupment, or counter claim, to pay the Annual Rent to Landlord on the first (1st) day of each calender month during the Term. If the Term commences on a day other than the first (1st) day of a calender month, the Annual Rent for the period from the Commencement Date to the first (1st) day of the first (1st) full calender month of the Term shall be prorated proportionately and shall be payable on the Commencement Date, provided further, however, that in the event that Landlord shall transfer the premises, then in that event Tenant shall have the right of set off as to obligations of the Landlord expressly set forth herein.

Section 2.03.  Additional Rent.

     Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Annual Rent herein reserved, whether or not such sum is designated as "Additional Rent" or provision is made for the collection of such sum as "Additional Rent," such sum shall, nevertheless, be deemed to be "Additional Rent," and shall be collectible as rent.

Section 2.04.  Late Payment of Rent.

     In the event that any monthly or other installment of Annual Rent, Additional Rent, or any other monetary sum due Landlord is past due by more than fifteen (15) days, Tenant shall pay to Landlord as Additional Rent a late charge equal to five percent (5%) of the unpaid Annual Rent, Additional Rent or other sum to compensate Landlord for its additional expenses associated with late payment.

         Section 2.05.  Payment.

     All rent payable and all statements deliverable by Tenant to Landlord under this Lease shall be paid and delivered to Landlord at 3832 Falls Road, Baltimore, Maryland 21211, or to such other person, firm or entity and/or at such other address as Landlord shall designate by written notice. ARTICLE 3 TAXES AND INSURANCE Section 3.01. Taxes. (a) Tenant shall, at its sole expense, pay all real estate taxes, and ad valorem taxes, whether general or special, ordinary or extraordinary, and all water rents, sewer charges, special benefit assessments, including without limitation, front foot benefit charges and all other governmental impositions or charges of every kind and nature whatsoever, including without limitation a tax or capital levy on rents, whether or not wholly or partially in lieu of an increase in taxes or other charges mentioned herein, imposed, levied, assessed or charged upon the Premises ("Taxes") by any governmental unit having taxing powers (the "Taxing Authority"). Within ten (10) days after the Commencement Date pursuant to Landlord's bill to Tenant, Tenant shall pay Landlord Taxes for the partial tax year beginning on the Commencement Date and ending on the last day of the last month of the then current tax year. Thereafter, within thirty (30) days after receipt by Landlord of a tax bill during the Term, Landlord shall deliver to Tenant a bill for Taxes accompanied by the tax bill from the Taxing Authority. Tenant shall pay Landlord in a lump sum within thirty (30) days after receipt of Landlord's bill. Taxes for the partial tax year at the end of the Term, if any, shall be adjusted by Landlord, if not previously done within sixty (60) days after the end of the Term, at which time Landlord shall refund to Tenant any overpayment of Taxes.

     (b) Any Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant for Taxes; provided, however, that in the event the Taxes are reduced as a result of Landlord's protest, Landlord agrees to reimburse Tenant an amount equal to the reduction in Taxes, less reasonable expenses incurred by Landlord in obtaining the reduction in Taxes. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Taxes without the consent or approval of Tenant.

Section 3.02.  Insurance Costs.

     (a) Landlord will keep in force with companies licensed to do business in the state where the Premises is located and which have a rating of [B+] or better from Best's Key

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
Rating Guide and Supplemental Service, Property, Casualty (or comparable insurance rating service), at Landlord's initial expense at all times during the Term of this Lease and during such other times as Tenant occupies the Premises or any part thereof:

     (i) Commercial general liability insurance written on an occurrence basis with respect to the Building, the Common Areas, and the Property with minimum combined single limits of One Million and 00/100 ($1,000,000.00) Dollars per occurrence and in the aggregate. Such liability insurance shall, in addition, extend through contractual liability insurance, to any liability of Landlord arising out of the indemnities provided herein and shall be subject to the waiver of subrogation specified therein. Such liability insurance shall also include broad form endorsement coverage including personal injury coverage.

     (ii) All risk casualty insurance with replacement cost endorsement and without deductible in excess of One Thousand and 00/100 ($1,000.00) Dollars covering the Premises, the Building, and the Property, including all leasehold improvements, in an amount equal to the full replacement value thereof, exclusive of the land. The coverage shall include boiler and machinery coverage, where applicable. All proceeds of insurance shall be used to restore the Premises, the Building, and the Property to the condition in which they were prior to the occurrence of the loss.

     (b) On or before the date of this Lease, landlord will deposit with Tenant copies of policies of insurance required by the provisions of this Section or certificates thereof satisfactory in form and substance to Tenant, together with satisfactory evidence of the payment of the required premium or premiums thereof. Failure to deposit such policies shall not relieve Landlord of its obligations to obtain and keep in force insurance coverage required by this Lease.

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
The insurance required hereby may be maintained by means of a policy or policies of blanket insurance so long as the provisions of this lease are fully satisfied and the required amounts are specifically allocated to the Premises.

     (c) All policies of insurance required to be carried by Landlord by this Section hereof shall provide that the policy shall not be subject to cancellation, termination or change except after thirty (30) days prior written notice to Tenant, and all such policies shall name Tenant as an additional insured as its interest may appear.

     (d) If Landlord shall not comply with its covenants made in this Section, Tenant may (but shall not be obligated to) cause insurance as aforesaid too be issued, and in such event Landlord agrees to reimburse Tenant for the premium for such insurance to the extent, if any, that the policy insures more than the demised premises, promptly upon Tenant's demand, and if Landlord does not do so Tenant may subtract such amount from the next installment(s) of rent due hereunder. (e) If for any reason Landlord fails to provide and keep in force any or all of the insurance policies set forth in this Section, then in such event Landlord shall indemnify and hold Tenant harmless against any and all claims, actions, damages, liability and expense (including, but not limited to, attorney's fees) which would have been covered by such insurance. Tenant acknowledges receipt of a copy of Policy BPP1776945, effective 8/7/97 through 8/7/98, which Policy is in compliance with these conditions. (f) Tenant shall, at its sole expense, pay the Insurance Cost (as hereinafter defined). "Insurance Cost" shall mean actual, direct expenses paid by Landlord to obtain and maintain Landlord's public liability, fire, casualty, loss of rental value, and extended coverage property damage insurances, maintained to insure Landlord with respect to the Premises, including all improvements thereon, and such other insurance as Landlord shall reasonably deem appropriate, all coverages to be in such amounts as Landlord shall reasonably deem appropriate, provided that the amounts of such coverage as set forth by Section 3.02 (a). (g) Unless paid by Tenant prior to the execution of this Lease, within ten (10) days after the Commencement Date pursuant to Landlord's bill to Tenant, Tenant shall pay Landlord the Insurance Costs for the partial annual insurance billing period beginning on the Commencement Date and ending on the last day of the last month of the then current billing period. For each succeeding insurance billing period during the Term, Landlord shall deliver to Tenant a bill for the Insurance Cost accompanied by the bill from the insurance company. Tenant shall pay Landlord in a lump sum within thirty (30) days after receipt of Landlord's bill. In the event Tenant fails to pay in a timely manner any amount for the Insurance Cost as required under this Section, Landlord shall have the right, but not the obligation, to pay the Insurance Cost. Any amount so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable within five (5) days after demand. Upon Tenant's written demand, Landlord shall provide Tenant with an itemized schedule evidencing the Insurance Cost together with copies of insurance certificates and evidence of payment. Insurance Costs for the partial annual insurance period at the end of the Term, if any, shall be adjusted by Landlord, if not previously done within sixty (60) days after the end of the Term, at which time Landlord shall refund to Tenant any overpayment of Insurance Costs.

                                    ARTICLE 4
                                    UTILITIES
Section 4.01. Use of Utilities.

     Tenant covenants and agrees that at all times its use of water, gas, electricity and telephone services, and other utilities located on or serving the Premises shall never exceed the capacity of the mains, feeders, ducts and conduits bringing the same to the premises; provided, however, that Tenant may increase the capacity of the mains, feeders, ducts and conduits if Tenant pays for and performs all necessary work therefor, subject to Landlord's prior written approval, which shall not be unreasonably withheld. Section 4.02. Payment for Utilities. Tenant shall make arrangements with each utility and public body to provide, in Tenant's name, gas, electricity, water, sewer, telephone, heat, air conditioning and other utilities necessary for Tenant's use of the Premises. Tenant shall pay directly to the entity furnishing utility service the cost of all service connection fees and the cost of all utilities consumed throughout the Term. In the event Tenant fails to pay in a timely manner any sum required under this Section, Landlord shall have the right, but not the obligation, to pay any such sum. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable within five (5) days after demand. Tenant's obligation for the payments of costs incurred for utilities which serve the Premises prior to the termination of this Lease shall survive the termination of this Lease.

Section 4.03. Interruption of Utilities.

     Landlord shall not be liable to Tenant for damages because of any interruptions in utility services, and Tenant shall not be entitled to claim a constructive eviction because of such an interruption. If utility services are interrupted, Landlord shall proceed with reasonable diligence to restore service to the extent that it is within Landlord's control and obligations under this Lease. ARTICLE 5 USE AND COMPLIANCE WITH LAWS Section 5.01. Permitted Use. Tenant shall not use or permit the Premises, or any part thereof, to be used for any purposes other than business or professional offices. Furthermore, no use of the Premises shall be made or permitted to be made that shall result in: (i) a waste of the Premises or any part thereof; (ii) a public or private nuisance; or
(iii) an improper, unlawful, or objectionable use, as reasonably determined by Landlord. Except as otherwise provided herein, Tenant shall comply at its own expense with all restrictive covenants and governmental regulations and statutes affecting the Premises either now or in the future, throughout the Term. Except as otherwise provided herein, Tenant shall be responsible for obtaining and maintaining all licenses and permits respecting Tenant's use and occupancy of the premises, and shall pay all minor privilege charges, occupancy permit fees, license fees or other charges or taxes which are imposed on or with respect to the Premises or the use and occupancy of the Premises. Section 5.02. Compliance with Laws.

     Except as provided for herein, Tenant, at Tenant's expense, shall comply with all laws, ordinances, and regulations of federal, state, and local authorities, including but not limited to the Americans with Disabilities Act of 1990 and Section 5 of the Maryland State Human Relations Commission Act, as they relate to the Premises and Tenant's use of the Premises, and with any recorded covenants, conditions, and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state, and local laws, ordinances, or regulations pertaining to air and water quality, Hazardous Material, waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises. Section 5.03. Landlord's Compliance with Laws. (a) If any alterations are required to be made to the Premises or the leasehold improvements due to Legal Requirements because the same were in violation of any Legal Requirements existing on the Commencement Date, or if, as a result of Landlord undertaking any alterations, repairs, maintenance or other activities in the Premises, alterations are required to be made to the Premises due to Legal Requirements, then Landlord shall make such alterations at its sole cost and expense; and Landlord shall take all reasonable steps to minimize disruption to Tenant while making such alterations. Subject to Landlord's obligations set forth above in the previous sentence, if any alterations are required to be made to the Premises due to a change in Legal Requirements occurring on or after the commencement Date (and not in connection with alterations, repairs, maintenance or other activities on the Premises undertaken by Landlord), then Landlord shall make such alterations as aforesaid, provided that the cost of such alterations shall be amortized over their useful life and Tenant shall only be responsible for the payment of a portion of such replacement cost. The Tenant's portion shall equal a fraction of the total replacement cost, the numerator of which shall be the number of years (including fractional parts of years) remaining in the Term and the denominator of which shall equal to the amortization term. Landlord shall pay the remainder of such costs. Tenant's share shall be paid to Landlord in consecutive and equal monthly installments over the remainder of the lease Term. If, as a result of Tenant undertaking any alterations, repairs, maintenance to other activities in or to the Premises, alterations are required to be made to the Premises due to Legal Requirements, then Tenant shall make such alterations at Tenant's sole cost and expense. (b) Within ten (10) days after receipt, each party shall advise the other, in writing, and provide the other with a copy of (as applicable), any notices alleging violation of Legal Requirements relating to any portion of the Premises or of the Premises; any claims made or threatened in writing regarding noncompliance with Legal Requirements and relating to any portion of the Premises or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Premises. (c) As used in this Section, "Legal Requirements" means environmental, air quality, wetlands, shoreline, flood plan, zoning, planning, subdivision, building, health, labor, discrimination, fire, traffic, safety and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements (including any administrative, judicial or similar interpretations or rulings or legislative clarifications that may be made after any point in time but which relate to any of the same as they exist at such point in time), including, without limitation, the Fair Housing

Act of 1968 (as amended) and the Americans with Disabilities Act of 1990 and the Accessability Guidelines promulgated with respect thereto ("ADA").

Section 5.04. Effect on Insurance.

     Tenant will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon, or about the Premises which will violate the provisions of Landlord's policies insuring the Premises against loss or damage by fire or other hazards (including, but not limited to, public liability), which will adversely affect Landlord's fire or liability insurance premium rating or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done, or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Premises shall cause the premium rate of fire or other insurance on the Premises in companies acceptable to Landlord to be increased beyond the established rate from time to time fixed by the appropriate underwriters with regard to the use of the Premises for the purposes permitted under this Lease or for the use or uses being made thereof, Tenant will pay the amount of such increase as Additional Rent upon Landlord's demand and will thereafter pay the amount of such increase, as the same may vary from time to time, with respect to every premium relating to coverage of the Premises during a period falling within the Term of this Lease until such increase is eliminated. In addition, if applicable, Landlord may at its option rectify the condition existing on the Premises which is causing or is a contributing cause of the increased premium rate in the event that the Tenant should fail to do so, and Landlord may charge the cost of such action to Tenant as Additional Rent, payable on demand, which shall accrue from the date that Landlord became obligated for the costs of such action. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization setting the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges that make up the fire insurance premium on the Premises.

Section 5.05 Environmental Conditions.

     (a) Definitions. "Toxic or Hazardous Substances" shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state or local laws as: (a) a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14), Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as now or thereafter amended; (b) a "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903, 42 U.S.C. Section 6921, as now or hereafter amended; (c) a toxic pollutant under
Section 307(1)(a) of the Federal Water Pollution Contract Act, 33 U.S.C. Section 1317(1)(a); (d) a "hazardous air pollutant" under Section 112 of the Clean Air Act, 42 U.S.C. Section 7412, as now or hereafter amended; (e) a "hazardous material" under the Hazardous Material Transportation Act, 49 U.S.C. Section 1802(2), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws; or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances or regulations, as now or as may be passed or promulgated in the future. "Toxic or Hazardous Substances" shall also mean any substance that after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer or genetic abnormalities. "Toxic or Hazardous Substances" specifically includes, but is not limited to, asbestos, polychorinated biphenyls (PCBs), petroleum and petroleum based derivatives and urea formaldehyde. "Appropriate Authorities" means all federal, state or county governments, or the departments, commissions, boards and officers thereof having jurisdiction over the administration and enforcement of Environmental Laws, and such public or other officials as are required to approve particular permits, licenses, consents, waivers or other approvals needed in connection with the use, storage or disposal of Hazardous Substances. "Environmental Laws" means each of the foregoing statutes and ordinances as the same shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder.

     (b) Representations and Warranties. (i) Neither Landlord nor, to the best knowledge of Landlord, any of Landlord's previous tenants or occupants is in violation or subject to any existing, pending or threatened investigation by any governmental authority under any applicable federal, state or local law, regulation or ordinance pertaining to air and water qualify, the handling, transportation, storage treatment, usage or disposal of Toxic or Hazardous Substances, air emissions, other environmental matters and all zoning and other land use matters; (ii) Any handling, transportation, storage, treatment or use of Toxic or Hazardous Substances that has occurred on the Premises to date has been in compliance with all applicable federal, state and local laws, regulations and ordinances; (iii) No leak, spill, release, discharge, emission or disposal of Toxic or Hazardous Substances has occurred on the Premises to date and the soil, groundwater, and soil vapor on or under the premises is free of Toxic or Hazardous Substances as of the date the term of this Lease commences.

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
     (c) Landlord's Indemnity. Landlord agrees to indemnify, defend (with counsel reasonably satisfactory to Tenant) and hold Tenant and its officers, employees, contractors and agents harmless from any claims, judgments, damages, penalties, fines, expenses, liabilities or losses arising during or after the Lease Term out of or in any way relating to the presence, release or disposal of Toxic or Hazardous Substances on or from the Premises, or to a breach of the environmental warranties made by Landlord above, unless the Toxic or Hazardous Substances are present as a result of the acts or omissions of Tenant, its officers, employees, contractors or agents occurring within the term of this Lease or any extension thereof. Such indemnity shall include, without limitation, costs incurred in connection with:

(a) Toxic or Hazardous Substances present or suspected to be present in the soil, groundwater, or soil vapor on or under the Premises before Tenant occupies the Premises or the Lease Term commences; or

(b) Toxic or Hazardous Substances that migrate, flow, percolate, diffuse or in any way move onto or under the Premises, during Tenant's occupancy of the Premises after the Lease Term commences; or

(c) Toxic or Hazardous Substances present on or under the Premises as a result of any discharge, dumping, spilling (accidental or otherwise) onto the Premises during Tenant's occupancy of the Premises or after the Lease Term commences by any person, corporation, partnership, or entity other than Tenant, its officers, employees, contractors or agents.

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
(c) The indemnification provided by this section shall also specifically cover, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or other third party because of the presence or suspected presence of Toxic or Hazardous Substances in the soil, groundwater or soil vapor on or under the Premises, unless the Toxic or Hazardous Substances are present as a result of the actions of Tenant, its officers, employees, contractors or agents. Such costs may include, but not be limited to, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Premises, sums paid in settlements of claims, attorneys fees, consultants fees and expert fees. The foregoing environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease. It shall be governed by the laws of the State of Maryland.

(d) Tenant's Indemnity. Tenant shall (i) not cause or permit any Toxic or Hazardous Substances hereinafter "Hazardous Substances" to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Substances is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all Environmental Laws regulating any such Hazardous Substances so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Substances on the Premises caused or permitted by Tenant results in contamination of the Premises or if contamination of the Premises by Hazardous Substances otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises generally, damages arising from any adverse impact on marketing of space in the premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Substances present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Substances on the Premises caused or permitted by Tenant results in any contamination of the Premises, then Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Substances to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term effect on the Premises.

                                    ARTICLE 6
                             MAINTENANCE AND REPAIRS

Section 6.01. Obligations to Maintain and Repair.

     (a) Tenant acknowledges that it has received the Premises in good order and condition with the exception of leaking windows along the southern wall of 3830. Tenant shall at all times at its own expense keep and maintain the entire Premises (including, but not limited to, plumbing, heating, electrical, sprinkler, heating, and air conditioning systems thereon) in good order and repair, and in a neat, safe, clean, and orderly condition.

     (b) Tenant shall make, at its sole expense and with reasonable promptness, all necessary non-structural, foreseen and unforeseen, and ordinary and extraordinary repairs of any nature whatsoever to the Premises. Tenant shall be obligated to make all structural and non- structural repairs to any damage caused by any waste, misuse, or neglect of the Premises, its apparatus or appurtenances by Tenant, its agents, servants, or employees; provided, however, that Landlord shall make repairs required as a result of a covered casualty under Landlord's insurance with respect to the Premises. All repairs undertaken by Tenant shall be completed to Landlord's reasonable satisfaction.

     (c) Except as provided in Section 6.01 (b), Landlord shall make all structural repairs to the premises. Except as otherwise provided herein, Landlord shall not be required to maintain, keep, or repair the Premises or any part thereof. Tenant shall be charged with the protection of its own property, and in no event shall Landlord be liable for any damage to Tenant's property by reason of fire, other casualty, the elements, leakage of water, steam, or the acts or neglect of any other person.

Section 6.02. Return of Premises.

     Tenant shall, at the expiration of the Term or at the sooner termination thereof by forfeiture or otherwise, deliver up the Premises in the same good order and condition as it was at the beginning of the tenancy, except (i) reasonable wear and tear, (ii) to the extent the Premises is not required to be repaired and/or maintained by Tenant, and (iii) damage by fire or other casualty to the extent there is actually paid to Landlord, to repair any damage to the Premises, sufficient net proceeds from the policies of any insurance which Tenant is obligated to provide and maintain.

                                    ARTICLE 7
                         TENANT'S ALTERATIONS AND SIGNS

Section 7.01. Alterations.

     (a) Tenant covenants that it will not make any material alterations, additions, improvements or changes of any kind to the Premises, without first securing Landlord's written consent, which will not be unreasonably withheld. Prior to obtaining Landlord's consent, Tenant shall be required to submit to Landlord written plans for any alteration, addition, improvement or change of any kind to the Premises. Landlord's consent may be conditioned upon, among other things, satisfactory proof that Tenant, at its sole expense, is carrying or causing to be carried such insurance, in such amounts as Landlord deems reasonably necessary to protect Landlord's interest in the Premises form any act or omission of Tenant's contractors or subcontractors. Any alterations, additions, improvements or changes as Landlord shall permit in writing shall be made by Tenant at Tenant's sole expense. The approval of plans by Landlord shall not constitute any assumption of responsibility by Landlord for their accuracy or sufficiency.

     (b) Any structural or non-structural alterations, additions, improvements or changes by Tenant which are permitted hereunder or hereafter approved by Landlord shall be the property of Tenant until expiration of the Term, at which time they shall become the property of Landlord and remain on the Premises at the expiration of the Term; provided, however, that Landlord's approval of any alteration, addition, improvement or change may be conditioned upon, among other things, the restoration of the Premises to its original condition existing as of the Commencement Date, in which event Tenant shall comply with such requirement prior to the expiration of the Term .

Section 7.02. Signs.

     Tenant covenants that it will not, without Landlord's prior written consent, which shall not be unreasonably withheld, place or permit any sign, light, awning, decoration, placard, billboard, advertising matter, pole, or other thing of any kind, whether permanent or temporary, on the exterior of Premises. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax . In the event of a violation of this Section, Landlord may take action as it deems necessary to abate the violation. Tenant further covenants that it will not paint or make any change in or on the outside of the Premises without the permission of Landlord in writing.

                                    ARTICLE 8
                           MECHANICS' AND OTHER LIENS

Section 8.01. Mechanics' Liens.

     (a) If an action to establish and/or enforce any mechanics' or other lien against any part of the Premises is filed by reason of any labor, material or service furnished or alleged to have been furnished to Tenant or for any change, alteration or repair to the Premises made by Tenant, Tenant shall cause the requested or established lien to be released of record by payment, bond or otherwise allowed by law, at Tenant's expense, within thirty (30) days after the filing of the complaint; and Tenant shall, at its expense, defend any proceeding for the enforcement of any lien, discharge any judgment thereon, and save Landlord harmless from all losses and expenses resulting therefrom, including counsel fees and other expenses incurred by Landlord if it elects to defend or participate in the defense of such proceeding.

     (b) Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises or the Building.

Section 8.02. Other Liens.

     Tenant shall not permit the Premise to be subject to any statutory lien by reason of any act or omission on the part of Tenant, or any of his approved concessionaires, licensees or subtenants or their respective agents, servants, employees or contractors; and in the event that any lien attaches to the Premises, Tenant shall discharge the same by payment, bond or otherwise as allowed by law, at its own expense, within thirty (30) days after Tenant's creditor or alleged creditor initiates the action.

                                    ARTICLE 9
                            INDEMNIFICATION BY TENANT

 Section 9.01. Indemnification by Tenant.

     (a) Tenant shall indemnify and save Landlord harmless from and against any and all liabilities, claims, actions, damages, penalties or judgments, including any litigation expenses and reasonable attorneys' fees, arising from injury to person or property sustained by anyone in or about the Premises, resulting from any acts or omissions of Tenant, or of Tenant's officers, directors, shareholders, agents, employees, contractors or subtenants. Tenant, at its sole expense, shall defend any and all suits or actions (just or unjust) which may be brought against Landlord, or in which Landlord may be impleaded with others based upon allegations of any claim or claims arising from any act or omission of Tenant or of Tenant's officers, directors, shareholders, agents, employees, contractors or subtenants. Tenant's obligation to indemnify Landlord under this Section shall apply to claims arising out of any act or omission of Bruce C. Clasing and Harold B. Clasing (the "Clasings") only to the extent that any such act or omission occurs during the course or in the scope of the Clasings employment by Tenant. Tenant's indemnification obligation shall survive the termination of this Lease.

     (b) Landlord shall not be responsible or liable for any damage or injury to any persons, at any time in or about the Premises, including damage or injury to Tenant or to any of Tenant's officers, agents, employees, contractors, invitees or subtenants unless caused by the act or omission of Landlord or of Landlord's officers, directors, shareholders, agents, employees, or contractors as the case may be.

                                   ARTICLE 10
                               TENANT'S INSURANCE

Section 10.01. Public Liability Insurance.

     Tenant shall provide, at its sole expense, and keep in force during the Term for the benefit of Landlord and Tenant as insured parties, and the Landlord's mortgagee, as their respective interests may appear, commercial general liability insurance, written on an occurrence basis with respect to the Premises and the business operated by Tenant and any subtenants, concessionaires, or licensees of Tenant, in the amount of at least One Million and 00/100 Dollars ($1,000,000.00) for each occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and umbrella coverage with limits of Fourteen Million and 00/100 Dollars ($14,000,000.00) per occurrence and Fourteen Million and 00/100 Dollars ($14,000,000.00) in the aggregate. The limits shall be increased periodically over the Term as Landlord may from time to time reasonably require on the basis that prudent owners of comparable properties are requiring increased coverage.

Section 10.02.  Plate Glass Insurance.

     Throughout the Term, Landlord may with Tenant's consent and at Landlord's initial expense, maintain plate glass insurance for the full insurance cure of all of the plate glass in the Premises, and Tenant shall reimburse the Landlord for such coverage; PROVIDED, HOWEVER,. if Tenant withholds consent, Tenant shall be obligated for replacement of plate glass at Tenant's sole expense. Section
10.03. Workers Compensation Insurance. During the Term, Tenant, at its sole expense, shall provide and keep in force workers' and statutory employers' compensation insurance, in form and in amounts required by law. Section 10.04. General Provisions of Insurance Coverage. All required insurance shall be issued by an insurance company or companies of recognized financial standing licensed to do business in Maryland and acceptable to Landlord. At the beginning of the Term and thereafter not less than thirty (30) days prior to the expiration of any policy period, Tenant shall deliver to Landlord certificates evidencing the insurance required by this Article, together with copies of the policies, and proof that the premiums have been paid. The insurance may not be canceled or amended without thirty (30) days' prior written notice given to Landlord and at Landlord's request, to any mortgagee of the Premises.

Section 10.05.  Blanket Insurance Coverage.

     Any insurance required to be provided by Tenant under this Lease may be provided by blanket insurance covering the Premises, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the particular insurance involved.

       Section 10.06.  Failure to Maintain Insurance.

     Tenant's failure to procure and maintain any insurance required by this Lease, and to pay the premiums and renewal premiums as they become due and payable, and to deliver all required certificates of insurance and renewals thereof and copies of policies to Landlord within the time provided in this Lease, shall constitute an Event of Default by Tenant. In the event Tenant fails to procure and maintain any insurance required under this Article, Landlord shall have the right, but not the obligation, to procure and maintain such insurance. Any sum paid by Landlord to procure or maintain insurance required of Tenant by this Article shall be deemed to be owing by Tenant to Landlord and due and payable within five (5) days after demand.

Section 10.07. Waiver of Subrogation.

     Landlord and Tenant hereby waive the right to claim liability (by way of subrogation or otherwise) against the other party for any loss or damage to the extent of any insurance proceeds actually received plus the amount of any deductible under any such insurance policy. Landlord and Tenant shall each obtain a clause in each insurance policy required by this Lease stating that this waiver is given prior to an occurrence giving rise to a loss and will not invalidate the policy.

         Section 10.08.  Insurance on Tenant's Property and Improvements.

     (a) During the Term, Tenant, at its sole expense, shall maintain in full force and effect, in a reputable company or companies licensed to do business in Maryland, and insurance policy or policies providing protection against any peril included within the classification of "fire and extended coverage," covering all Tenant's trade fixtures, merchandise and other property in or about the Premises, and all alterations, additions, improvements made by or on behalf of Tenant for the full replacement cost. Such policy or policies of insurance shall be in form satisfactory to Landlord and shall name Landlord as a loss payee.
                                   ARTICLE 11
                            SUBLETTING OR ASSIGNMENT

Section 11.01.  Restrictions on Subletting and Assignment.

     (a) Except as otherwise provided by this Section 11.01, Tenant covenants that it will not sublet or assign the Premises, or any part thereof, by operation of law or otherwise, or permit the same to be used by any person or entity other than Tenant or employees of Tenant without the prior written consent of Landlord, which consent may be withheld in the reasonable discretion of Landlord. Any lawful levy or sale on execution or other legal process, and also any assignment or sale in bankruptcy, or insolvency, or under any compulsory procedure, or the appointment of a receiver by a state or federal court, shall be deemed an assignment within the meaning of this Lease. In the event that Landlord does consent to any such subletting, assignment, or use, Tenant hereunder shall remain liable for the performance of all the covenants and conditions of this Lease. Consent by Landlord to any subletting, assignment, or use shall apply to only the specific request and shall be required for any further subletting, assignment, or use.

Section 11.02.  Transfer of Corporate Shares.

     If Tenant is a corporation and if at any time during the Term of this Lease any part or all of the corporate shares of Tenant, or of a parent corporation of which the Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result in a change in the present effective voting control of Tenant or of such parent corporation by the person or persons owning or controlling a majority of the shares of Tenant or of such parent corporation on the date of this Lease, Tenant shall promptly notify Landlord in writing of such change, and such change in voting control shall constitute an Assignment of this Lease for all purposes of this Section; provided, however, that this provision shall not apply to the transfer of corporate shares of a parent corporation which is publicly traded on a recognized public stock exchange or in the over-the-counter market.

Section 11.03.  Use by Related Entities.

     Tenant is a wholly owned subsidiary of Manchester Equipment Co., Inc. ("Manchester"). Tenant may permit any part of the Premises to be occupied or used by any other controlled subsidiary of Manchester without Landlord's prior written consent, and without such use or occupancy being deemed a subletting, assignment, or use that would otherwise require Landlord's prior written consent; provided, however, that Tenant shall remain liable for the performance of all the covenants and conditions of this Lease, and any use or occupancy permitted under this Section 11.03 shall not interfere with Tenant's successful operations or cause Tenant to incur any rent expense in excess of the Annual Rent and Additional Rent payable under this Lease.

Section 11.03. Acceptance of Rent from Transferee.

     The acceptance by Landlord of the payment of rent following any assignment or other transfer prohibited by this Article 11 shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed a waiver of any right or remedy of Landlord hereunder.

                                   ARTICLE 12
                   QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT
                            AND ESTOPPEL CERTIFICATE

Section 12.01. Quiet Enjoyment.

     Landlord warrants that Tenant shall have the peaceable and quiet enjoyment of the Premises free from any eviction or interference by Landlord if Tenant pays the Annual Rent and Additional Rent provided for herein, and otherwise fully performs the terms, covenants and conditions imposed by this Lease.

Section 12.02. Subordination.

     (a) The holder of any mortgage or deed of trust now existing or hereafter placed upon the Premises shall have the right to elect, at any time, whether this Lease shall be subordinate to the operation and effect of such mortgage or deed of trust or superior thereto, without the necessity for execution by Tenant of any instrument other than this Lease, and such election shall be binding upon Tenant. If, however, the holder of the mortgage or deed of trust desires to confirm that effect of this provision, then upon request Tenant shall execute an attornment or subordination agreement in form satisfactory to such holder.

     (b) Within thirty (30) days following the date of this Agreement, Landlord shall undertake, and shall use commercially reasonable efforts (exclusive of the payment of any monetary consideration) to obtain, from all mortgagees or beneficiaries under any mortgages or deeds of trust encumbering the premises, one or more agreements of non-disturbance in favor of the Tenant, such that, if any proceedings are brought for the foreclosure of any portion of the Premises are a part, or if the power of sale under a mortgage or deed of trust is exercised, then Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term so long as Tenant performs and observes all of the terms, covenants and conditions of this Lease to be performed or observed by it and provided that Tenant agrees to attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Landlord shall have no obligation to negotiate the form of any agreement of non- disturbance if Tenant and any mortgagee or deed of trust beneficiary disagree with respect to the form or content of a proposed agreement of non-disturbance. As regards any and all mortgages or deeds of trust encumbering the premises and created subsequent to the date of this Lease, Landlord shall use commercially reasonable efforts to obtain from the mortgagees or beneficiaries with respect thereto, one or more agreements of subordination, attornment and non-disturbance in favor of the Tenant such that, if any proceedings are brought for the foreclosure of any portion of the Premises are a part, or if the power of sale under a mortgage or deed of trust is exercised, then Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term so long as Tenant performs and observes all of the terms, covenants and conditions of this Lease to be performed or observed by it and provided that Tenant agrees to attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

     (c) If through the use of commercially reasonable efforts Landlord is unable to secure agreements of non-disturbance as provided for herein, then Landlord shall exercise Landlord's right, if any, under any such existing deed of trust encumbering the property and will use commercially reasonable efforts to secure the right by modification to any such existing deed of trust as well as any future such deed of trust, that any notice of default to be given under such deed(s) of trust be given by duplicate notice to Landlord addressed to Tenant and Landlord further agrees that Tenant shall be held harmless from any defaults by Landlord in any such deed of trust and agrees that Tenant shall have the right to cure defaults as to Landlord's payment obligations under any indebtedness secured by virtue of such deeds of trust upon which Tenant shall have the right to be repaid by Landlord.

Section 12.03. Attornment and Estoppel Certificates.

     (a) Within ten (10) days after a written request from time to time made by Landlord or Tenant, but not in excess of three (3) times in any calender year, Landlord or Tenant shall deliver to the other a signed and acknowledged statement in writing setting forth: (i) that this Lease is unmodified, in full force and effect, no knowledge of existing defaults of Landlord and free of defenses against enforceability (or if there have been modifications or defaults, or if Tenant claims defenses against the enforceability hereof, then stating the modifications, defaults and/or defenses); (ii) the dates to which all rent has been paid, and the amount of any advance rents paid; (iii) the commencement and expiration dates of the Original Term; (iv) whether Tenant has given written notice exercising its rights, if any, to renew this Lease, and if so, the Extension Term so elected; (v) that Tenant had no outstanding claims against Landlord (or, if there are any claims, then stating the nature and amount of such claims); and (iv) that status of any other obligation of either party under or with respect to this Lease, it being intended that any such statement may be relied upon by any purchaser or mortgagee of Landlord's interest in the Premises, or any prospective purchaser or mortgagee.

     (b) When requested by Landlord, Tenant shall promptly execute an agreement in the form reasonably required by Landlord with any purchaser of Landlord's interest in the premises for the purpose of attorning to said purchaser as its Landlord, provided that such purchaser executes such agreement for the purpose of recognizing this Lease.

                                   ARTICLE 13
                          LANDLORD'S ENTRY ON PREMISES

Section 13.01. Landlord's Entry on Premises.

     Tenant agrees that Landlord and its representatives may enter to the Premises to inspect the Premises, to enforce the provisions of this Lease, to make repairs required of it hereunder, and to rectify defaults of the Tenant. Landlord may bring upon the Premises all things necessary to perform any work done in the Premises pursuant to this Section 13.01. If the nature of a required repair requires immediate action by Landlord, then Tenant shall admit Landlord to the Premises immediately. Any other admission of the Landlord to the Premises shall be during Tenant's business hours, or if at other times, at the convenience of Tenant. Nothing herein contained shall be construed to impose upon Landlord any obligation or responsibility whatsoever for the care, maintenance or repair of the Premises, except as otherwise specifically provided in this Lease.

                                   ARTICLE 14
                             FIRE OR OTHER CASUALTY

Section 14.01. Fire or Other Casualty.

     In the event the Premises is damaged by fire, storm, the elements, act of God, unavoidable accident and/or the public enemy, but not to such an extent as to render the same untenantable, then Landlord shall restore the Premises as speedily as possible, and there shall be no abatement of Annual Rent. If the Premises is injured or damaged by any of the aforesaid causes only to such an extent as to render it partially un-tenantable, Landlord shall restore such portion of the Premises so injured or damaged as speedily as possible, Annual Rent to abate proportionately on such part of the Premises as may have been rendered wholly un-tenantable until such time as such part shall be fit for occupancy, and after which time the full amount of Annual Rent reserved in this Lease shall be payable. If the Premises is injured or damaged by any of the aforesaid causes to such an extent as to render the same wholly un-tenantable, then this Lease shall thereupon become null and void, and any liability of Tenant shall terminate upon payment of all Annual Rent, Additional Rent and any other sums due and payable to the date of such happening.

  ARTICLE 15
                                  CONDEMNATION

Section 15.01. Effect of Condemnation.

     If the whole or any part of the Premises shall be taken under the power of eminent domain, or shall be sold by Landlord under threat of condemnation proceedings, then this Lease shall terminate as to the part so taken or sold on the day when Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken or sold to useful condition, and the Annual Rent hereinbefore specified shall be reduced proportionately as to the portion of the Premises so taken or sold. If the amount of the Premises so taken or sold is such as to impair substantially the usefulness of the Premises for the purposes for which the same is hereby leased, then Tenant shall have the option to terminate this Lease as of the date when Tenant is required to yield possession.

Section 15.02. Condemnation Awards.

     In any and all events of condemnation, all compensation awarded or paid for any such taking or sale of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord, except for such sum as shall be awarded to Tenant for relocation of its business or on account of the taking of fixtures installed by Tenant, which shall become the property of Tenant provided such sum is by separate award and does not reduce the amount to which Landlord is entitled hereunder.

Section 15.03. Notice of Condemnation.

     Landlord shall notify Tenant within ten (10) days of receipt of notice of condemnation.

                                   ARTICLE 16
                                DEFAULT OF TENANT

Section 16.01. Events of Default.

     The following occurrences shall be Events of Default:

     (a) the failure of Tenant to make any payment of Annual Rent or Additional Rent payable by Tenant within ten (10) days after the same shall be due and payable, which failure shall remain uncured after five (5) days written notice,

     (b) the appointment of a receiver or trustee for Tenant in any court, which appointment is not vacated in thirty (30) days, or

     (c)  the adjudication of Tenant as bankrupt or insolvent, or

     (d)  the assignment by Tenant for the benefit of creditors, or

     (e) the failure by Tenant to perform or comply with any of the other terms, covenants, or conditions of this Lease, which violation shall remain uncured after thirty (30) days written notice.

Section 16.02. Notice of Termination.

     Upon the occurrence of an Event of Default, Landlord may, at its option, terminate this Lease in writing, in which case Tenant shall continue to be liable to Landlord as hereinafter provided.

Section 16.03. Landlord's Right to Re-Enter Premises.

     Upon the occurrence of an Event of Default, or at any time thereafter, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or equity, shall have the right to re-enter the Premises, recover possession thereof, and dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes, but Tenant shall remain liable to Landlord as hereinafter provided.

Section 16.04. Landlord's Remedies.

     (a)  In  case  of  any  Event  of  Default,  re-entry,   expiration  and/or
dispossession by summary proceedings, whether or not this Lease shall have been terminated:

          (i) All delinquent Annual Rent and Additional Rent shall become payable and shall be paid up to the time of such re-entry, termination and/or dispossession;

          (ii) Landlord shall have the right, but not the obligation, to re-let the Premises or any part thereof for the account of Tenant, either in the name of the Landlord or as agent for Tenant, for a term or terms which may, at the Landlord's option, be less than or exceed the period which would have otherwise constituted the balance of the Term and to grant concessions for rent, costs, brokerage fees and attorneys' fees;

          (iii) Tenant shall reimburse Landlord for any expenses that Landlord actually incurs in connection with recovering possession of the Premises and any re-letting thereof such as court costs, attorneys' fees, brokerage fees, the costs of advertising and the costs of any alterations or repairs required for re-letting.

          (iv) Tenant, or the legal representatives of Tenant, at Landlord's option, shall pay Landlord, either (a) on a monthly basis, the difference between the Annual Rent and Additional Rent reserved hereunder and the rent, if any, received by Landlord pursuant to any re- letting, or (b) in a lump sum, liquidated damages in an amount equal to the sum of the Annual Rent that would have become due during the remainder of the Term plus an estimate of the Additional Rent that would have become due during the remainder of the Term. The parties agree that option (b) will constitute agreed liquidated damages and not a penalty, because Landlord's actual charges may be too difficult to ascertain with certainty.

     (b) Landlord may distrain, by any legal means, for any overdue installment of Annual Rent or Additional Rent.

     (c) No re-letting by Landlord, whether it be for a longer or shorter period than remains in the Term, shall operate as a surrender or termination of this Lease or as a waiver or postponement of any right of Landlord against Tenant without a specific written declaration to such effect by Landlord.

     (d) Any and all remedies available to Landlord for the enforcement of the provisions of this Lease are cumulative and not exclusive, and Landlord shall be entitled to pursue either the rights enumerated in this Lease or remedies authorized by law, or both. Tenant shall be liable for any costs or expenses incurred by Landlord in enforcing any terms of this Lease, or in pursuing any legal action for the enforcement of Landlord's rights, including court costs and reasonable attorney's fees, in amounts to be affixed by court.

     (e) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

                                   ARTICLE 17
                              TERMINATION BY TENANT

Section 17.01. Options to Terminate.

     (a) If during the first three (3) years of the Term, either Bruce C. Clasing and Harold Clasing (the "Clasings") voluntarily leave the employment of Tenant, or any entity succeeding, related to or controlled by Tenant, or if either of the Clasings are terminated from such employment for "cause," as defined in each of their employment agreements, which are hereby incorporated by reference, then Tenant shall have the option to terminate the Lease upon thirty
(30) days written notice to Landlord. Upon exercise of this option to terminate, Tenant shall pay to Landlord all Annual Rent and Additional Rent due and payable to Landlord through the termination date of the Lease.

     (b) Commencing with the expiration of the third year of the initial term, Tenant shall have the right to terminate this Lease at any time both of the Clasings are not employed by Tenant, or any entity succeeding, related to or controlled by Tenant, if such employment is terminated for "cause" as defined in each of their "Employment Agreements" or by voluntary retirement. Upon exercise of this option to terminate, Tenant shall pay to Landlord all Annual Rent and Additional Rent due and payable to Landlord through the termination date of the Lease. Tenant may exercise this option upon thirty (30) days written notice to Landlord.

                                   ARTICLE 18
                                  MISCELLANEOUS

Section 18.01. Successors and Assigns.

     This Lease and the covenants, terms and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant and its permitted successors and assigns.

Section 18.02. Holding Over.

     If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a tenant from month to month upon all of the terms, covenants, and conditions of this Lease, provided Annual Rent shall be paid to and accepted by Landlord, in advance, at double the rate of Annual Rent payable hereunder just prior to the termination of this Lease; but unless and until Landlord shall accept such Annual Rent from Tenant, Landlord shall continue to be entitled to retake possession of the Premises without any prior notice whatsoever to Tenant.

Section  18.03.  Waiver.

     Any waiver of any covenant or condition of this Lease shall extend to the particular case only, and only in the manner specified, and shall not be construed as applying to or in any way waiving any further or other rights hereunder. The exercise of any of the options aforesaid shall not be construed as a waiver of Landlord's right to recover actual damages for any breach in an action at law, or to restrain any breach or threatened breach in equity or otherwise. Acceptance of rent with knowledge of default shall not be a waiver of that default, and acceptance of partial payment shall not be deemed acceptance of the full amount owed nor prejudice Landlord's right to recover the balance owed or to pursue any remedy available to it. Section 18.04. Notices. Any Notice required or permitted by this Lease to be given by either party to the other may be either personally delivered or sent by facsimile or certified mail, properly addressed and prepaid, to the addresses of the parties herein given, unless another address shall have been substituted for such address by Notice in writing. Notices shall be deemed given the first business day following the date of so depositing or the date of personal delivery or the date of faxing, provided that any Notice sent by facsimile shall be promptly sent by first class mail as well.

     A copy of all notices to Tenant shall be provided to:

                                    David I. Roth, Esq.
                                    Kressel, Rothlein & Roth, Esqs.
                                    684 Broadway
                                    Massapequa, N.Y. 11758

                                    Mr. Barry R. Steinberg, President
                                    Manchester Equipment
                                    160 Oser Avenue
                                    Hauppauge, N.Y. 11788

     A copy of all notices to Landlord shall be provided to:

                                    Bruce C. Clasing
                                    Harold B. Clasing
                                    3832 Falls Road
                                    Baltimore, MD 21211

                                    Frank L. Kollman, Esq.
                                    Kollman & Sheehan, PA
                                    20 South Charles Street
                                    Baltimore, MD 21201

Section 18.05. Captions.

     The headings and captions used in this Lease are for the convenience of parties only and are not a part of this Lease.

Section 18.06. Broker.

     (a) Landlord represents and warrants that it has not employed, directly or indirectly, expressly or impliedly, any brokers or finders in connection with the leasing of the Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims of any person, firm or corporation claiming any brokerage commission, finder's fee or similar compensation (including, without limitation, the cost of reasonable attorneys' fees) resulting from a breach by Landlord of this representation and warranty.

     (b) Tenant represents and warrants that it has not employed, directly or indirectly, expressly or impliedly, any brokers or finders in connection with the leasing of the Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims of any person, firm or corporation claiming any brokerage commission, finder's fee or similar compensation (including, without limitation, the cost of reasonable attorneys' fees) resulting from a breach by Tenant of this representation and warranty.

Section 18.07. Obligations Surviving Termination.

     If this Lease is terminated for any reason other than default of Tenant or Landlord, all liabilities of the parties shall be adjusted as of the effective date of termination. Any termination of this Lease by reason of default of Tenant shall not affect any obligation or liability of Tenant which accrued prior to the effective date of termination. All such obligations and liabilities of the defaulting party shall survive such termination.

Section 18.08. Landlord's Liability.

     If Tenant obtains a money judgment against Landlord or its successors or assigns under any provisions of, or with respect to, this Lease, or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Premises, or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord's estate in the Premises and not out of any other assets of Landlord, any of its members, or its successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on Landlord's estate, subject to any liens antedating such judgment; provided, however, that this sentence shall be inapplicable to the extent that the judgment against Landlord is covered by insurance, or to the extent Tenant may be entitled to be indemnified pursuant to this or any separate agreement.

Section 18.09. Governing Law and Jurisdiction.

     This Lease shall be governed and controlled by the law of the State of Maryland. Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court of Maryland, and waives any claim for the transfer of any such action to any other court.

Section 18.10. No Trial by Jury.

     Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease.

Section 18.11. Use of Plurals and Gender.

     The use of the singular herein shall include the plural and vice versa, and the use of any gender shall include all genders.

Section 18.12. Severability.

     If any term or provision, or any portion thereof, of this Lease, shall to any extent, be invalid or unenforceable, the remainder of the Lease shall not be deemed invalidity or unenforceable.

Section 18.13. Entire Agreement.

     This Lease and the attached exhibits, if any, contain the final agreement of the parties. Landlord shall not have any obligations not expressly set forth in this Lease; and neither party shall be bound by prior promises or representations not expressly set forth in this Lease.

     Section 18.14.  Abutting Premises.

     Landlord acknowledges that Landlord is the owner of certain real property contiguous to the demised premises, to wit: premises known as 3840 Falls Road, Baltimore, Md., "the contiguous premises." Landlord undertakes and agrees to maintain such premises so as not to suffer or permit any use thereon which interferes with the Tenant's right to use the demised premises. Landlord agrees, at Landlord's expense, to maintain comprehensive liability insurance coverage in the amounts as required herein for the demised premises insuring Landlord for liability arising from or out of ownership, and/or use of the contiguous premises. Landlord shall be solely responsible for all costs and expenses with respect to the contiguous premises and agrees to hold Tenant harmless from any tax, assessment or other such imposition, insurance expense, maintenance expense, repair expense, violation of any Legal Requirement as set forth in
Section 5.03 or existence of hazardous substance as set forth in Section 5.05.

     Landlord agrees that in the event any alterations to or demolition of the improvements or the contiguous premises is to be undertaken during the term of this Lease, Landlord will give notice to Tenant in writing of not less than thirty (30) days and that such alterations or demolition work will be performed in such a way as to minimize disruption to Tenant.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the date first above written.

ATTEST/WITNESS:                                    BC & HC PROPERTIES, LLC

                                            By:       (SEAL)


ATTEST/WITNESS:                                    COASTAL OFFICE PRODUCTS, INC.

                                            By:        (SEAL)

E:\agreements\Business\Lease\coastal-with-bc&hcprop.manchester.wpd

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